Exhibit 99.1

For Immediate Release	Symbol: POT
August 17, 2010
Listed: TSX, NYSE
PotashCorp Adopts Shareholder Rights Plan
Saskatoon, Saskatchewan – Potash Corporation of Saskatchewan Inc. (“PotashCorp”) today announced that its Board of Directors has adopted a Shareholder Rights Plan, subject to TSX acceptance.
The Rights Plan is intended to ensure that in the context of a formal take-over bid, the Board of Directors of PotashCorp has sufficient time to explore and develop alternatives to enhance shareholder value, including competing transactions that might emerge.
In connection with the adoption of the Rights Plan, the Board of Directors authorized the issuance of one share purchase right in respect of each common share of PotashCorp outstanding as of the close of business on August 16, 2010 (and each share issued thereafter, subject to the limitations set out in the Rights Plan). Under the terms of the Rights Plan, the rights will become exercisable if a person, together with its affiliates, associates and joint actors, acquires or announces an intention to acquire beneficial ownership of shares which, when aggregated with its current holdings, total 20% or more of PotashCorp’s outstanding common shares, subject to the ability of the Board of Directors to defer the time at which the rights become exercisable and to waive the application of the Rights Plan.
Following the acquisition of more than 20% of the outstanding common shares by any person (and its affiliates, associates and joint actors), each right held by a person other than the acquiring person (and its affiliates, associates and joint actors) would, upon exercise, entitle the holder to purchase PotashCorp’s common shares at a substantial discount to their then prevailing market price.
The Rights Plan permits the acquisition of control of Potash through a “permitted bid”, a “competing permitted bid” or a negotiated transaction. A permitted bid is one that, among other things, is made to all holders of shares, is open for a minimum of 90 days and is supported by a majority of PotashCorp’s shareholders.
A more detailed summary of the rights plan is set out in PotashCorp’s Material Change Report and Current Report on Form 8-K which is being filed with the Canadian securities regulatory authorities and the United States Securities and Exchange Commission and will be available at www.sedar.com and www.sec.gov. A full copy of the Rights Plan will also be available at www.sedar.com and www.sec.gov in due course.
POTASH CORPORATION OF SASKATCHEWAN INC.
SUITE 500, 122 – 1ST AVENUE SOUTH, SASKATOON, SK CANADA S7K 7G3 PHONE (306) 933-8520 FAX (306) 933-8844

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This release contains forward-looking statements or forward-looking information (forward-looking statements). These statements are based on certain factors and assumptions including foreign exchange rates, expected growth, results of operations, performance, business prospects, evaluations and opportunities and effective income tax rates. While the company considers these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Several factors could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to: future actions taken by BHP Billiton in connection with its unsolicited, non-binding proposal; fluctuations in supply and demand in fertilizer, sulfur, transportation and petrochemical markets; changes in competitive pressures, including pricing pressures; the recent global financial crisis and conditions and changes in credit markets; the results of sales contract negotiations with China and India; timing and amount of capital expenditures; risks associated with natural gas and other hedging activities; changes in capital markets and corresponding effects on the company’s investments; changes in currency and exchange rates; unexpected geological or environmental conditions, including water inflow; strikes and other forms of work stoppage or slowdowns; changes in and the effects of, government policy and regulations; and earnings, exchange rates and the decisions of taxing authorities, all of which could affect our effective tax rates. Additional risks and uncertainties can be found in our Form 10-K for the fiscal year ended December 31, 2009 under captions “Forward-Looking Statements” and “Item 1A — Risk Factors” and in our other filings with the US Securities and Exchange Commission and Canadian provincial securities commissions. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
For further information please contact:

Investors	Media
Denita Stann	Bill Johnson
Senior Director, Investor Relations	Director, Public Affairs
Phone: (847) 849-4277	Phone: (306) 933-8849
Email: ir@potashcorp.com	Email: pr@potashcorp.com

Eric Brielmann / Jamie Moser / Andrew Siegel
Joele Frank, Wilkinson Brimmer Katcher
Phone: (212) 355-4449
Web Site: www.potashcorp.com